UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 16, 2021

AmpliTech Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54355	27-4566352
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

620 Johnson Avenue

Bohemia, NY 11716

(Address of principal executive offices)

(631)-521-7831

(Registrant’s telephone number, including area code)

_______________________________________

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AMPG	The Nasdaq Stock Market LLC
Warrants to Purchase Common Stock	AMPGW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On February 16, 2021, AmpliTech Group, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Maxim Group LLC (“Maxim” or the “underwriter”), pursuant to which the Company agreed to issue and sell to the underwriter in an underwritten public offering (the “Offering”) an aggregate of 1,371,428 units (the “Units”), with each Unit consisting of one share of common stock of the Company, par value $0.001 per share (the “Common Stock”) and one warrant to purchase one share of Common Stock (the “Warrants”) at a public offering price of $7.00 per Unit, less underwriting discounts and commissions. The Company has also granted to Maxim a 45-day option to purchase up to 205,714 additional shares of Common Stock and/or Warrants to cover over-allotments.

The Company intends to use the aggregate net proceeds of the Offering for the following purposes: research and development; debt repayment; engineering, operations, quality control, information technology and sales force expansion; marketing and sales; and working capital. The Company received gross proceeds of approximately $9.6 million before deducting underwriting discounts and commissions and estimated offering expenses. The Offering, including partial exercise of the overallotment option to purchase 205,714 Warrants, closed on February 19, 2021. Maxim acted as sole book-running manager.

The Underwriting Agreement contains customary representations, warranties, and covenants by the Company. It also provides for customary indemnification by each of the Company and the underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. Pursuant to the Underwriting Agreement, the Company also granted Maxim a right of first refusal, for a period of 12 months from the closing of the Offering, to act as lead managing underwriter and book-runner and/or placement agent for any and all future public or private equity, equity-linked or debt (excluding commercial bank debt) offerings undertaken during such period by the Company, or any of the Company’s successors or subsidiaries, on customary terms. Pursuant to the Underwriting Agreement, the Company and its directors, officers and certain shareholders have agreed with the underwriter not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any its common stock or securities convertible into common stock for a period of 120 days in the case of the Company or 180 days in the case of our officers, directors and certain shareholders (or a period of 60 days, in the case of one shareholder) after the effective date of the Offering.

The Company agreed to pay Maxim an underwriting discount equal to 7.5% of the gross proceeds of the offering, and reimburse Maxim for up to $100,000 of expenses. Additionally, as partial compensation for Maxim’s services as underwriter in the offering the Company also issued to Maxim five-year warrants (“Representative’s Warrants”) to purchase 82,286 shares of common stock with an exercise price of $7.70 per share. The Representative’s Warrants are initially exercisable 180 days after the effective date of the Offering.

Effective as of the opening of market trading on February 17, 2021, the Company’s common stock and the Warrants began trading on the Nasdaq Capital Market under the symbols AMPG and AMPGW, respectively.

The Offering and sale and issuance of the Representative's Warrants were made pursuant to the Company’s registration statement on Form S-1 and an accompanying prospectus (File No. 333-251260) filed with the Securities and Exchange Commission (the “SEC”) on December 10, 2020 and declared effective by the SEC on February 16, 2021, and a registration statement on Form S-1 (File No. 333-253177) filed with the SEC on February 16, 2021 pursuant to Rule 462(b) and immediately declared effective.

Also, on February 19, 2021, the Company entered into a Warrant Agency Agreement (the “Warrant Agreement”) with Manhattan Transfer Registrar Co. (the “Warrant Agent”) pursuant to which the Warrant Agent agreed to act as warrant agent with respect to the Warrants.

The foregoing summaries of the Underwriting Agreement, the Warrants, Representative’s Warrants and Warrant Agreement do not purport to be complete and are qualified in their entirety by such documents attached hereto as Exhibits 1.1, 4.1, 4.2 and 4.3, respectively, each incorporated herein by reference.

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective at 12:01 A.M., Eastern Time, on February 17, 2021, the Company amended its Amended and Restated Articles of Incorporation to effect a 1-for-20 reverse stock split of the Company’s issued and outstanding common stock (the “Reverse Stock Split”). The Reverse Stock Split does not affect the total number of shares of Common Stock that the Company is authorized to issue.

The Reverse Stock Split was effected pursuant to the Certificate of Amendment and Certificate of Correction attached hereto as Exhibits 3.1 and 3.2, respectively, each incorporated herein by reference.

Item 8.01 Other Events

On February 16, 2021, the Company issued a press release announcing the pricing of the Offering and the uplisting to Nasdaq. A copy of the press release is attached hereto as Exhibit 99.1.

On February 19, 2021, the Company issued a press release announcing the closing of the Offering. A copy of the press release is attached hereto as Exhibit 99.2

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement dated as of February 16, 2021 by and among AmpliTech Group and Maxim Group LLC
3.1	Certificate of Amendment, filed with the Secretary of State of Nevada
3.2	Certificate of Correction, filed with the Secretary of State of Nevada
4.1	Form of Warrant
4.2	Form of Representative’s Warrant
4.3	Warrant Agency Agreement dated February 19, 2021 by and between AmpliTech Group, Inc. and Manhattan Transfer Registrar Co.
99.1	Press Release dated February 16, 2021
99.2	Press Release dated February 19, 2021

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmpliTech Group, Inc.

Date: February 19, 2021	By:	/s/ Fawad Maqbool
	Name:	Fawad Maqbool
	Title:	President

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